Published CUSIP Number: __________

$211,000,000

CREDIT AGREEMENT

among

CAPLEASE, LP
as Borrower,

CAPITAL LEASE FUNDING, INC. AND
CERTAIN DOMESTIC SUBSIDIARIES OF
CAPITAL LEASE FUNDING, INC.
FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of April 17, 2007

Prepared by:

TABLE OF CONTENTS

i

Schedules

Schedule 1.1(a)	Investments
Schedule 1.1(b)	Liens
Schedule 1.1(c)	Acquired Properties
Schedule 1.1(d)	Non-Restricted Collateral
Schedule 3.3	Jurisdictions of Organization and Qualification
Schedule 3.12	Subsidiaries
Schedule 3.19(a)	Location of Real Property
Schedule 3.19(b)	Location of Collateral
Schedule 3.19(c)	Chief Executive Offices
Schedule 3.24	Material Contracts
Schedule 3.25	Insurance
Schedule 6.1(b)	Indebtedness
Schedule 6.14	Accounts

Exhibits

Exhibit 1.1(a)	Form of Account Designation Notice
Exhibit 1.1(b)	Form of Assignment and Assumption
Exhibit 1.1(c)	Form of Deposit Account Control Agreement
Exhibit 1.1(d)	Form of Joinder Agreement
Exhibit 1.1(e)	Form of Notice of Borrowing
Exhibit 1.1(f)	Form of Notice of Conversion/Extension
Exhibit 1.1(g)	[Intentionally omitted]
Exhibit 1.1(h)	Form of Securities Account Control Agreement
Exhibit 2.2(a)	Form of Funding Indemnity Letter
Exhibit 2.2(d)	Form of Term Loan Note
Exhibit 4.1(a)	Form of Lender Consent
Exhibit 4.1(b)	Form of Officer’s Certificate
Exhibit 4.1(d)	Form of Landlord Waiver
Exhibit 4.1(g)	Form of Solvency Certificate
Exhibit 4.1(p)	Form of Financial Condition Certificate
Exhibit 4.1(q)	Form of Patriot Act Certificate
Exhibit 5.2(b)	Form of Officer’s Compliance Certificate

v

THIS CREDIT AGREEMENT, dated as of April 17, 2007 among CAPLEASE, LP a Delaware limited partnership (the “Borrower”), CAPITAL LEASE FUNDING, INC., a Maryland corporation (the “Parent”) and each of those Material Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto and such other Material Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (the Parent and such Subsidiaries, each a “Guarantor” and collectively, the “Guarantors”), the several banks and other financial institutions as are, or may from time to time become parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E TH:

WHEREAS, the Credit Parties (as hereinafter defined) have requested that the Lenders make loans and other financial accommodations to the Credit Parties in an aggregate amount of up to $211,000,000, as more particularly described herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Credit Parties on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

“2006 Financials” shall mean the financial statements included at Item 8 of the Parent’s Form 10-K filed with the SEC for the fiscal year ending December 31, 2006.

“ABR Default Rate” shall have the meaning set forth in Section 2.8.

“Account Designation Notice” shall mean the Account Designation Notice dated as of the Closing Date from the Borrower to the Administrative Agent in substantially the form attached hereto as Exhibit 1.1(a).

“Acquired Company” shall mean, collectively, EntreCap Real Estate III LLC and its Subsidiaries.

“Acquired Properties” shall mean, collectively, the properties set forth in Schedule 1.1(c) to this Agreement.

“Acquisition” shall mean the purchase of the outstanding Equity Interest of the Acquired Company by the Borrower.

“Acquisition Documents” shall mean (a) that certain Membership Interest Purchase Agreement dated as of March 14, 2007 by and among the Borrower, as the purchaser and EntreCap Financial LLC, as the seller, (b) that certain Amendment to the Purchase Agreement dated as of April __, 2007 by and among the Borrower, as the purchaser and EntreCap Financial LLC, as the seller and (c) any other material agreement, document or instrument executed in connection with the foregoing, in each case as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Administrative Agent” or “Agent” shall have the meaning set forth in the first paragraph of this Agreement and shall include any successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” or “Credit Agreement” shall mean this Agreement, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms above, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

“Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Applicable Percentage” shall mean, for any day, the rate per annum equal to 2.50% for the Initial Term and 3.50% for the Extended Term.

“Approved Bank” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Approved Mortgage” shall mean any mortgage or deed of trust on any Acquired Property in existence as of the Closing Date.

“Approved Fund” shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” shall mean the disposition of any or all of the assets (including, without limitation, the Equity Interest of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary to any party other than a Credit Party (or in the case of a Subsidiary, other than any other Subsidiary) whether by sale, lease, transfer or otherwise, in a single transaction or in a series of transactions. The term “Asset Disposition” shall not include (a) any Equity Issuance or (b) any Debt Issuance.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by the definition of Eligible Assignee and Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit 1.1(b) or any other form approved by the Administrative Agent.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” shall mean any of the events described in Section 7.1(f).

“Bankruptcy Event of Default” shall mean an Event of Default specified in Section 7.1(f).

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Business” shall have the meaning set forth in Section 3.10.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-1 or the equivalent thereof from S&P or from Moody’s is at least P-1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s, (g) money market accounts subject to Rule 2a-7 of the Exchange Act (“SEC Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (f) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in SEC Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in SEC Rule 2a-7) and (h) shares of any so-called “money market fund,” provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” shall mean at any time the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding Voting Stock of the Parent; or (b) the replacement of a majority of the Board of Directors of the Parent over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Parent, respectively, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Closing Date” shall mean the date of this Agreement.

“Closing Date Term Loan” shall have the meaning set forth in Section 2.2(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other property or assets of a Credit Party, whether tangible or intangible and whether real or personal, that may from time to time secure the Credit Party Obligations.

“Commitment” shall mean the Term Loan Commitments.

“Commitment Percentage” shall mean the Term Loan Commitment Percentage.

“Commitment Period” shall mean the period from and including the Closing Date through, but excluding the date that is five (5) days after the Closing Date.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001(b)(1) of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such section, Section 414(m) or 414(o) of the Code.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” shall mean this Agreement, each of the Notes, any Joinder Agreement and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

“Credit Party” shall mean any of the Borrower or the Guarantors.

“Credit Party Obligations” shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents, including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from any Credit Party or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement.

“Debt Issuance” shall mean the issuance of any Indebtedness by any Credit Party or any of its Subsidiaries (including without limitation the issuing of any Indebtedness incurred after the Closing Date with respect to any Acquired Property or any derivative obligations thereof including the refinancing of any Acquired Property), but excluding any Indebtedness of any Credit Party and its Subsidiaries that (a) is not related to any Acquired Property or any derivative obligations thereof and (b) is permitted to be incurred pursuant to Sections 6.1(a)-(i) hereof.

“Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the terms of this Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

“Delayed Draw Date” shall mean the date on which Delayed Draw Term Loan is made, if at all.

“Delayed Draw Term Loan” shall have the meaning set forth in Section 2.2(e).

“Deposit Account Control Agreement” shall mean an agreement, among a Credit Party, a depository institution, and the Administrative Agent, which agreement is either substantially in the form of Exhibit 1.1(c) or in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the Uniform Commercial Code) over the deposit account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown in such Lender’s Administrative Questionnaire; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

“Equity Interest” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Equity Issuance” shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party or a Subsidiary of (a) shares or interests of its Equity Interest, (b) any shares or interests of its Equity Interest pursuant to the exercise of options or warrants or similar rights, (c) any shares or interests of its Equity Interest pursuant to the conversion of any debt securities to equity or (d) warrants or options or similar rights that are exercisable or convertible into shares or interests of its Equity Interest. The term “Equity Issuance” shall not include (i) any Asset Disposition or (ii) any Debt Issuance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income or gross receipts (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), either (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) as a result of a present or former connection between the Administrative Agent or such Lender, as applicable, and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document in such jurisdiction), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16.

“Extended Maturity Date” shall mean the date that is one hundred thirty-five (135) days after the Closing Date.

“Extended Term” shall mean the period commencing with, but excluding the Term Loan Maturity Date and ending with and including the Extended Maturity Date.

“Extension Fee” shall have the meaning provided for such term in Section 2.5(c) of this Agreement.

“Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender, any conversion of a Loan from one Type to another Type, any extension of any Loan.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from tax refunds, proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 2.7 or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Factory Mutual Property” shall mean that certain Property located at 1301 Atwood Avenue, Johnston, Rhode Island.

“FCCR Adjusted EBITDA” shall mean for any Person, (i) FCCR EBITDA less (ii) FCCR Loss Reserves for the applicable period.

“FCCR Capital Expenditures” shall mean for any Person during any period, without duplication, the sum of (1) actual expenditures which are capitalized in conformity with GAAP and (ii) all recurring reserve payments for capital expenditures which are required of such Person under any other loan documents.

“FCCR Debt Service” shall mean, for any period, the sum of (a) FCCR Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, and (b) all regularly scheduled and required principal payments made with respect to Indebtedness of the Parent and its Subsidiaries during such period (other than principal payments made by Parent and its Subsidiaries on collateralized debt obligations, repurchase facilities, or other substantially similar arrangements), other than any balloon, bullet, margin or similar principal payment which repays such Indebtedness in full. FCCR Debt Service shall include a proportionate share of items (a) and (b) of all FCCR Unconsolidated Affiliates.

“FCCR EBITDA” shall mean with respect to a Person for any period: (a) net income (or loss) of such Person for such period determined on a consolidated basis (prior to any impact from minority interests and before deduction of preferred dividends on preferred stock, if any, of the Parent), in accordance with GAAP, plus the following (but only to the extent actually included in determination of such net income (loss)): (i) income tax expense; (ii) extraordinary or non-recurring gains and losses; (iii) depreciation and amortization expense; and (iv) interest expense; plus (b) such Person’s pro rata share of EBITDA of its FCCR Unconsolidated Affiliates.

“FCCR Equity Interest” shall mean with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“FCCR Fixed Charges” shall mean for any Person during any period, the sum of (a) FCCR Debt Service, (b) all FCCR Preferred Dividends, (c) Capital Lease Obligations paid or accrued during such period, and (d) FCCR Capital Expenditures (if any). FCCR Fixed Charges shall include a proportionate share of items (a), (b) and (c) of all FCCR Unconsolidated Affiliates.

“FCCR Indebtedness” shall mean without duplication, all items that would constitute “Indebtedness” as such term is defined under GAAP or pursuant to the reporting requirements of Sections 13 and 15 of the Securities Exchange Act of 1934, as amended, but including in any event (i) any mandatory redeemable FCCR Equity Interests, any trust preferred FCCR Equity Interests (to the extent owned directly or beneficially by any Credit Party or any of their Subsidiaries) and any contingent liabilities and (ii) without duplication, any and all of the Credit Parties’ or any of their Affiliates’ obligations under or in connection with FCCR Interest Rate Protection Agreements.

“FCCR Interest Expense” shall mean any Person’s total interest expense incurred (in accordance with GAAP), including capitalized or accruing interest (but excluding interest funded under a construction loan), on a consolidated basis plus the Person’s pro rata share of FCCR Interest Expense from joint venture Investments and FCCR Unconsolidated Affiliates, without duplication for the most recent period.

“FCCR Interest Rate Protection Agreement” shall mean any futures contract, options related contract, short sale of US treasury securities or any interest rate swap, cap, floor or collar agreement or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies and acceptable to the Administrative Agent.

“FCCR Loss Reserves” shall mean for any period of four trailing quarters, an amount equal to the greater of $500,000 or actual losses recorded on the Parent’s statement of operations for such period. The FCCR Loss Reserves shall be determined on an aggregate basis with respect to all assets of the Parent and its Subsidiaries and a proportionate share of all assets of all FCCR Unconsolidated Affiliates.

“FCCR Preferred Dividends” shall mean for any period and without duplication, all FCCR Restricted Payments paid or accrued during such period on FCCR Preferred Securities issued by the Credit Parties or their Subsidiaries. FCCR Preferred Dividends shall not include dividends or distributions paid or payable (a) solely in FCCR Equity Interests (other than mandatory redeemable stock) payable to holders of such class of FCCR Equity Interests; (b) to the Credit Parties or their Subsidiaries; or (c) constituting or resulting in the redemption of FCCR Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“FCCR Preferred Securities” shall mean with respect to any Person, FCCR Equity Interests in such Person that are entitled to preference or priority over any other FCCR Equity Interest in such Person or the FCCR Indebtedness in respect of any payments on such preferred FCCR Equity Interests, including but not limited to, the payment (or accrual) of dividends or distribution of assets upon liquidation, or both.

“FCCR Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any FCCR Equity Interest of the Credit Parties or any Subsidiary now or hereafter outstanding, except a dividend payable solely in FCCR Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any FCCR Equity Interest of the Credit Parties or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any FCCR Equity Interests of the Credit Parties or any Subsidiary now or hereafter outstanding.

“FCCR Unconsolidated Affiliates” shall mean with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.

“Fixed Charge Coverage Ratio” shall mean for any Person during any period, the FCCR Adjusted EBITDA for such period divided by the FCCR Fixed Charges for the same period.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America (or, in the case of Foreign Subsidiaries with significant operations outside the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

“Government Acts” shall have the meaning set forth in Section 2.17.

“Government Obligations” shall have the meaning set forth in the definition of “Cash Equivalents.”

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean the Parent and each Material Domestic Subsidiary of the Borrower from time to time party hereto.

“Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Agreement Provider” shall mean any Person that enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1(e) to the extent such Person is a Lender, an Affiliate of a Lender or any other Person that was a Lender (or an Affiliate of a Lender) at any time (or whose Affiliate has ceased to be a Lender) under the Credit Agreement; provided, in the case of a Secured Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedging Agreement Provider only through the stated maturity date (without extension or renewal) of such Secured Hedging Agreement.

“Hedging Agreements” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate hedging agreements.

“Incorporation Event” shall have the meaning set forth in Section 7.1(d).

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations plus any accrued interest thereon, (i) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Equity Interest (or FCCR Equity Interests, with respect to the calculation of the Fixed Charge Coverage Ratio) issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, (m) all indebtedness of the type described in clauses (a) through (i) of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (n) obligations of such Person under non-compete agreements.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning set forth in Section 9.5(b).

“Initial Term” shall mean the period from and including the Closing Date to and including the Term Loan Maturity Date.

“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Interest Reserve Account” shall mean that certain deposit account (including without limitation the deposits and certificates of deposit in such account) held at Wachovia Bank, National Association as account number 200032582594 subject to a Deposit Account Control Agreement.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan, the last day of such Interest Period, each conversion date that is not the last day of an Interest Period and the applicable Maturity Date and (c) as to any Loan which is the subject of a mandatory prepayment required pursuant to Section 2.7(b), the date on which such mandatory prepayment is due.

“Interest Period” shall mean, with respect to any LIBOR Rate Loan,

(a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one month thereafter, subject to availability to all applicable Lenders, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one month thereafter, subject to availability to all applicable Lenders, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date with respect to such Term Loan unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

(v) no more than two (2) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

“Internal Control Event” shall mean a material weakness in, or fraud that involves management or other employees who have a significant role in, any Credit Party’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Intermediary” shall mean Wachovia Bank, National Association, as holder of the Interest Reserve Account.

“Investment” shall mean (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of shares of Equity Interest, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person, (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Exhibit 1.1(d), executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

“Lender” shall have the meaning set forth in the first paragraph of this Agreement and shall include the Term Loan Lenders.

“Lender Commitment Letter” shall mean, with respect to any Lender, the letter (or other correspondence) to such Lender from the Administrative Agent notifying such Lender of its Term Loan Commitment Percentage.

“LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

“LIBOR Lending Office” shall mean, initially, the office(s) of each Lender designated as such Lender’s LIBOR Lending Office in such Lender’s Administrative Questionnaire, which such office shall be located in the United States; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.0 - Eurodollar Reserve Percentage

  “LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean a Term Loan.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, assets, financial condition or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Amount Contract” shall mean any contract or other agreement, written or oral, of the Credit Parties or any of their Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $5,000,000 per annum and any contract or other agreement, written or oral, of the Credit Parties or any of their Subsidiaries representing at least $5,000,000 of the total Consolidated revenues of the Parent and its Subsidiaries for any fiscal year.

“Material Contract” shall mean (a) any contract or other agreement listed on Schedule 3.24 or filed as an Item 10 Exhibit with the Parent’s filings with the SEC, (b) each Approved Mortgage, (c) the Wachovia Repurchase Facility, (d) the Wachovia Acquisition Facility and (e) any other contract, agreement, permit or license, written or oral, of the Credit Parties or any of their Subsidiaries in which the failure to comply with could reasonably be expected to have a Material Adverse Effect.

“Material Domestic Subsidiary” shall mean any Domestic Subsidiary of the Parent other than the SPE Affiliates.

“Materials of Environmental Concern” shall mean any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” shall mean the Term Loan Maturity Date or if all of the conditions set forth in Section 2.3 of this Agreement have been satisfied, the Extended Maturity Date, if applicable.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Extraordinary Receipt, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) associated therewith, (b) amounts held in escrow to be applied as part of the purchase price of any Asset Disposition (c) taxes paid or payable as a result thereof, (d) the amount of any Indebtedness (other than Indebtedness owed to a Credit Party or any of their Subsidiaries) permitted by Section 6.1 that is secured by a Permitted Lien on the assets sold in an Asset Disposition that is required to be paid from such aggregate cash proceeds and (e) any prepayment premium, penalties or costs payable to Persons other than the Credit Parties and their Subsidiaries in connection with any Debt Issuance with respect to Indebtedness that is required to be paid from such aggregate cash proceeds of such Debt Issuance; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in any Asset Disposition, Equity Issuance, Debt Issuance or Extraordinary Receipt and any cash released from escrow as part of the purchase price in connection with any Asset Disposition.

“Non-Restricted Collateral” shall mean that certain Collateral set forth on Schedule 1.1(d) hereto that is not subject to the Wachovia Repurchase Facility.

“Note” or “Notes” shall mean the Term Loan Notes, collectively, separately or individually, as appropriate.

“Notice of Borrowing” shall mean a request for a Term Loan in form set forth in Exhibit 1.1(e) to this Agreement and otherwise acceptable to the Administrative Agent.

“Notice of Conversion/Extension” shall mean the written notice of conversion of a LIBOR Rate Loan to an Alternate Base Rate Loan or an Alternate Base Rate Loan to a LIBOR Rate Loan, or extension of a LIBOR Rate Loan, in each case substantially in the form of Exhibit 1.1(f).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Lease” shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Origination Fee” shall have the meaning provided for such term in Section 2.5(b) of this Agreement.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Parent” has the meaning assigned to such term in the Recitals of this Agreement.

“Participant” has the meaning assigned to such term in clause (d) of Section 9.6.

“Patriot Act” shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Investments” shall mean:

(a) cash and Cash Equivalents;

(b) Investments set forth on Schedule 1.1(a) or in the 2006 Financials;

(c) receivables owing to the Credit Parties or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) Investments in and loans to any Credit Party;

(e) loans and advances to officers, directors and employees in an aggregate amount not to exceed $100,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law (including Sarbanes-Oxley);

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g) Investments, acquisitions or transactions permitted under Section 6.4(b);

(h) Hedging Agreements to the extent permitted hereunder;

(i) Investments by Credit Parties in SPE Affiliates in the form of loans (including without limitation loans evidenced by A1 and B notes) to such SPE Affiliates that are secured by Properties; provided (i) that such Investment together with other loans on such Property do not exceed the fair market value of such Property at the time such Investment is made and (ii) no Default or Event of Default has occurred and is continuing at the time such Investment is made; and

(j) additional loan advances and/or Investments of a nature not contemplated by the foregoing clauses hereof; provided that such loans, advances and/or Investments made after the Closing Date pursuant to this clause shall not exceed an aggregate amount of $5,000,000 at any one time outstanding.

“Permitted Liens” shall mean:

(a) Liens created by or otherwise existing under or in connection with this Agreement or the other Credit Documents in favor of the Administrative Agent on behalf of the Secured Parties;

(b) Liens in favor of a Hedging Agreement Provider in connection with a Secured Hedging Agreement; provided that such Liens shall secure the Credit Party Obligations and the obligations under such Secured Hedging Agreement on a pari passu basis;

(c) Liens securing Indebtedness to the extent permitted under Section 6.1(c);

(d) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of any Credit Party or its Subsidiaries, as the case may be, in conformity with GAAP;

(e) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor (to the extent required by GAAP) and the aggregate amount of such Liens is less than $500,000; provided, further, the foregoing proviso shall not apply to the SPE Affiliates;

(f) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in an aggregate amount not to exceed $500,000;

(g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights of way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) Liens existing on the Closing Date and set forth on Schedule 1.1(b) or with respect to the SPE Affiliates, set forth in the 2006 Financials; provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien shall not be extended, renewed, refunded or refinanced;

(j) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens set forth on Schedule 1.1(b)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(k) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(l) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(m) restrictions on transfers of securities imposed by applicable Securities Laws;

(n) Liens arising out of judgments or awards not resulting in an Event of Default; provided that the applicable Credit Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(o) Liens on the property of a Person existing at the time such Person becomes a Subsidiary of a Credit Party in a transaction permitted hereunder securing Indebtedness in an aggregate principal amount not to exceed $500,000 for all such Persons; provided, however, that any such Lien may not extend to any other property of any Credit Party or any other Subsidiary that is not a Subsidiary of such Person; provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of a Credit Party;

(p)  any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Credit Party or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(q) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(r) Liens created after the Closing Date on the Non-Restricted Collateral to secure the Wachovia Repurchase Facility;

(s) Liens granted by SPE Affiliates securing Indebtedness on investments in Properties or other real estate assets made in the ordinary course of business to the extent permitted under Section 6.1(h); provided, that such Lien attaches solely to the property or other real estate asset so acquired in such transaction, leases and other contracts related to such property or other real estate asset and the rent and other proceeds derived from such property or other real estate asset; and

(t) additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $5,000,000 in the aggregate.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Credit Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” shall mean the Pledge Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as the same may from time to time be amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with the terms hereof and thereof.

“Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.

“Pro Forma Basis” shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the year-to-date period ending as of the most recent quarter end preceding the date of such transaction.

“Properties” shall have the meaning set forth in Section 3.10(a).

“Register” shall have the meaning set forth in Section 9.6(c).

“REIT” means a Person qualifying as a “real estate investment trust” under sections 856-859 of the Code and the regulations and rulings of the Internal Revenue Service issued thereunder.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. §4043.

“Required Lenders” shall mean, as of any date of determination, Lenders holding at least a majority of the outstanding Term Loan; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, the Credit Party Obligations owing to such Defaulting Lender and such Defaulting Lender’s Commitments.

“Requirement of Law” shall mean, as to any Person, the articles or certificate of incorporation an by laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, for any Credit Party, any duly authorized officer thereof and in which the Administrative Agent has an incumbency certificate indicating such officer is a duly authorized officer thereof.

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interest of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interest of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interest of any Credit Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of any Credit Party or any of its Subsidiaries and (f) the payment by any Credit Party or any of its Subsidiaries of any management, advisory or consulting fee to any Person or the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of such Credit Party or such Subsidiary; provided, however, that no occurrence or transaction referred to above in this paragraph between or among Credit Parties shall be deemed to be a Restricted Payment.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and made publicly available from time to time.

“Sanctioned Person” shall mean (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC and made publicly available from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sarbanes-Oxley” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Hedging Agreement” shall mean any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Secured Hedging Obligations” shall mean, without duplication, all of the obligations, indebtedness and liabilities of the Credit Parties to the Hedging Agreement Providers, whenever arising, under the Secured Hedging Agreements, including principal, interest, fees, premiums, scheduled periodic payments, breakage, termination and other payments, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“Secured Parties” shall mean the Administrative Agent, the Lenders and the Hedging Agreement Providers.

“Securities Account Control Agreement” shall mean an agreement, among a Credit Party, a securities intermediary, and the Administrative Agent, which agreement is either substantially in the form of Exhibit 1.1(h) or in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Articles 8 and 9 of the Uniform Commercial Code) over the securities account(s) described therein, as the same may be as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Securities Act” shall mean the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

“Securities Laws” shall mean the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” shall mean the Security Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, modified, extended, restated, replaced, or supplemented from time to time in accordance with its terms.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, each Deposit Account Control Agreement and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Administrative Agent, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

“Single Employer Plan” shall mean any Plan that is not a Multiemployer Plan.

“SPE Affiliate” shall mean a single purpose entity that is a Subsidiary of the Parent or the Borrower formed solely for the purposes of owning real estate other than the Acquired Properties or financing other real estate assets through a collateralized debt obligation which Subsidiary shall have such corporate and capital structure, and have governing documents having such terms and restrictions, as shall be consistent with bankruptcy-remote “special-purpose entities” in the form of Exhibit C attached to the Wachovia Acquisition Facility or otherwise reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, (a) no Subsidiary that owns an Acquired Property shall be an SPE Affiliate and (b) SPE Affiliates shall not be required to have independent directors, and “non-consolidation” opinions.

“Specified Event” shall mean (a) a Default or Event of Default arising as a result of either (i) any nonpayment by any Credit Party or (ii) any Bankruptcy Event, or (b) an acceleration of any of the Credit Party Obligations.

“Subordinated Debt” shall any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations and contains subordination and other terms acceptable to the Administrative Agent.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means collectively, the Closing Date Term Loan and the Delayed Draw Term Loan, unless the context otherwise requires, in which case such term shall mean the Closing Date Term Loan or the Delayed Draw Term Loan, as applicable.

“Term Loan Commitment” shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Term Loan in a principal amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the Term Loan Committed Amount.

“Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage in its Lender Commitment Letter, or in the Assignment and Assumption pursuant to which such Lender became a Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

“Term Loan Committed Amount” shall have the meaning set forth in Section 2.2(a).

“Term Loan Lender” shall mean a Lender holding a Term Loan Commitment or a portion of the outstanding Term Loan.

“Term Loan Maturity Date” shall mean the date that is ninety (90) days following the Closing Date.

“Term Loan Note” or “Term Loan Notes” shall mean the promissory notes of the Borrower (if any) in favor of any of the Term Loan Lenders evidencing the portion of the Term Loan provided by any such Term Loan Lender pursuant to Section 2.2(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Tranche” shall mean the collective reference to (a) LIBOR Rate Loans whose Interest Periods begin and end on the same day and (b) Alternate Base Rate Loans made on the same day.

“Transactions” shall mean the closing of this Agreement, the other Credit Documents, the acquisition of the Acquired Company and the Acquired Properties and the other transactions contemplated hereby to occur in connection with such closing (including, without limitation, the initial borrowings under the Credit Documents and the payment of fees and expenses in connection with all of the foregoing).

“Transfer Effective Date” shall have the meaning set forth in each Assignment and Assumption.

“Type” shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“Voting Stock” shall mean, with respect to any Person, Equity Interest issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote may be or have been suspended by the happening of such a contingency.

“Wachovia” shall mean Wachovia Bank, National Association, a national banking association, together with its successors and/or assigns.

“Wachovia Acquisition Facility” shall mean collectively, (a) that certain loan facility provided by Wachovia Bank, National Association, as the initial lender and the administrative agent pursuant to that certain $75,000,000 Revolving Loan Agreement dated as of August 26, 2005 among Wachovia, the Parent, the Borrower and CapLease Services Corp., (b) that certain loan facility provided by Wachovia Investment Holdings, LLC, as the initial lender and the administrative agent pursuant to that certain $25,000,000 Revolving Loan Agreement dated as of August 26, 2005 among Wachovia Investment Holdings, LLC, the Parent, the Borrower and CapLease Services Corp., and (c) in each case, together with the other Loan Documents as defined in such agreements as such documents from time to time amended, supplemented or otherwise modified.

“Wachovia Repurchase Facility” shall mean that certain loan facility provided by Wachovia Bank, National Association pursuant to that certain Master Repurchase Agreement among Wachovia, CapLease, LP and certain special purpose entity subsidiaries thereof dated as of September 22, 2004 and the other Repurchase Documents as defined in such Master Repurchase Agreement as such documents from time to time amended, supplemented or otherwise modified.

Section 1.2 Other Definitional Provisions.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3 Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited Consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any definitions or covenant incorporated in Section 5.9 to eliminate the effect of any change in GAAP on the operation of any such definition or provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any such definition or provision for such purpose), then the Borrower’s compliance with such provisions shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such definition or provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.

Section 1.4 Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5 Execution of Documents.

Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by a Responsible Officer.

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1 [Intentionally Omitted].

Section 2.2 Term Loan; Delayed Draw Term Loan.

(a) Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally, but not jointly, agrees to make available to the Borrower (through the Administrative Agent) on the Closing Date (and with respect to the Delayed Draw Term Loan, up to one other date during the Commitment Period pursuant to Section 2.2(e) and subject to the other terms and conditions herein and to the extent the Term Loan Committed Amount exceeds the aggregate of the previously advanced Term Loan), such Term Loan Lender’s Term Loan Commitment Percentage of a term loan in Dollars (the “Closing Date Term Loan”) in the aggregate principal amount set forth in the Notice of Borrowing delivered to the Administrative Agent, but in no event in excess of TWO HUNDRED ELEVEN MILLION DOLLARS ($211,000,000) (the “Term Loan Committed Amount”) for the purposes hereinafter set forth. Upon receipt by the Administrative Agent of the proceeds of the Closing Date Term Loan, such proceeds will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, with the aggregate of such proceeds made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent (or by crediting such other account(s) as directed by the Borrower). The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request; provided, however, that the Term Loan made on the Closing Date or any of the three (3) Business Days following the Closing Date, may only consist of Alternate Base Rate Loans unless the Borrower delivers a funding indemnity letter, substantially in the form of Exhibit 2.2(a), reasonably acceptable to the Administrative Agent not less than three (3) Business Days prior to the Closing Date. LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid or prepaid on the Term Loan may not be reborrowed.

(b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid on the Maturity Date.

(c) Interest on the Term Loan. Subject to the provisions of Section 2.8, the Term Loan shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii) LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(d) Term Loan Notes; Covenant to Pay. The Borrower’s obligation to pay each Term Loan Lender shall be evidenced by this Agreement and, upon such Term Loan Lender’s request, by a duly executed promissory note of the Borrower to such Term Loan Lender in substantially the form of Exhibit 2.2(d). The Borrower covenants and agrees to pay the Term Loan in accordance with the terms of this Agreement.

(e) Delayed Draw Term Loan. Subject to the terms and conditions set forth herein, the Borrower may request up to one (1) additional funding of the Term Loan during the Commitment Period, but only to the extent the Term Loan Committed Amount exceeds the aggregate amount of the Term Loan funded on the Closing Date and subject to the other terms and conditions contained or referenced in this Section 2.2(e) (the “Delayed Draw Term Loan”). Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally, but not jointly, agrees to make available to the Borrower (through the Administrative Agent) on the Delayed Draw Date, such Term Loan Lender’s Term Loan Commitment Percentage of a term loan in Dollars in the aggregate principal amount set forth in the applicable Notice of Borrowing delivered to the Administrative Agent, but in no event in excess of the difference of the Term Loan Committed Amount less the aggregate amount of the Term Loan funded on the Closing Date; provided, however, that notwithstanding the foregoing, no Term Lender shall have any obligation to make any Delayed Draw Term Loan that together with the sum of such Term Lender’s Closing Date Term Loan would exceed the product of such Lender’s Term Loan Commitment Percentage and the Term Loan Committed Amount. The following terms and conditions shall apply to the Delayed Draw Term Loan: (i) the Delayed Draw Term Loan shall be a Term Loan hereunder and shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (ii) no Delayed Draw Term Loan shall be made if at the time the Notice of Delivery with respect thereto is delivered to the Administrative Agent or at the time such Delayed Draw Term Loan is supposed to made a Default or Event of Default has occurred and is continuing; (iii) the proceeds of the Delayed Draw Term Loan shall be used for the purposes specified in Section 3.11; (iv) prior to or simultaneous with the advance of the Delayed Draw Term Loan, the Borrower shall enter into Hedging Agreements to hedge 100% of the amount of the Delayed Draw Term Loan in accordance with Section 5.13; (v) prior to or simultaneous with the advance of the Delayed Draw Term Loan, the Borrower shall pay the Origination Fee with respect to the Delayed Draw Term Loan; (vi) prior to or simultaneous with the advance of the Delayed Draw Term Loan, the Borrower shall deposit into the Interest Reserve Account the amount required pursuant to Section 2.6; and (vii) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied.

Section 2.3 Election of the Extended Term.

The Borrower may elect to extend the Maturity Date to the Extended Maturity Date, provided (a) the Borrower gives the Administrative Agent at least fifteen (15) days, but not more than thirty (30) days prior written notice that the Borrower is electing the Extended Maturity Date, (b) no Default or Event of Default shall have occurred and be continuing at the time such notice is delivered to the Administrative Agent or at the commencement of the Extended Term, (c) the Borrower shall have paid to the Administrative Agent the Extension Fee and (d) the Borrower shall have deposited in the Interest Reserve Account the amount required pursuant to Section 2.6 of this Agreement with respect to the Extended Term. Unless each of the conditions applicable to the effectiveness of the Extended Term has been satisfied or expressly waived in writing by the Administrative Agent on or prior to the Term Loan Maturity Date, then the Maturity Date shall be the Term Loan Maturity Date.

Section 2.4 [Intentionally Omitted].

Section 2.5 Fees.

(a) Closing Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent for the pro rata benefit of the Lenders, a fully-earned nonrefundable closing fee equal to $1,055,000.

(b) Origination Fees. In addition to the Closing Fee, payable pursuant to subsection (a) hereof, on each date a Term Loan is advanced, the Borrower shall pay to the Administrative Agent for the pro rata benefit of the Lenders, a fully-earned nonrefundable origination fee equal to the product of (i) 0.75% and (ii) the aggregate amount of the Term Loan funded on such date (each an “Origination Fee”). The Origination Fee shall be due and payable on the Closing Date and on each date thereafter when a Term Loan is advanced.

(c) Extension Fee. In the event the Credit Party Obligations (other than contingent indemnification obligations) have not been repaid in full and the Commitments terminated on or prior to the Term Loan Maturity Date, then on the Term Loan Maturity Date the Borrower shall pay to the Administrative Agent for the pro rata benefit of the Lenders, a fully-earned nonrefundable extension fee equal to the product of (i) 0.50% and (ii) the aggregate amount of the Term Loan outstanding on such date (the “Extension Fee”).

Section 2.6 Interest Reserve Account.

(a) On the Closing Date and pursuant to the Security Documents, the Borrower shall pledge to the Administrative Agent, for the benefit of the Lenders, as security for the Credit Party Obligations, by delivery to the Intermediary or by otherwise depositing into the Interest Reserve Account, cash in an amount equal to the product of (i) the aggregate principal amount of the Term Loan advanced on the Closing Date and (ii) 2.063%. In addition to the deposit on the Closing Date, the Borrower shall deposit into the Interest Reserve Account on the date of the Delayed Draw Term Loan cash in an amount equal to the product of (iii) the aggregate principal amount of the Term Loan advanced on such date and (iv) 2.063%. The Borrower understands and agrees that, notwithstanding the establishment of the Interest Reserve Account as herein required, all Term Loan advances, including any portion thereof that is in the Interest Reserve Account, shall be considered drawn and shall bear interest and be payable on the terms provided herein. No interest on deposits contained in the Interest Reserve Account shall be distributed to the Borrower, except pursuant to Section 2.6(e).

(b) If the Borrower elects the Extended Term pursuant to Section 2.3 of this Agreement, then on or prior to the Term Loan Maturity Date, the Borrower shall deposit in the Interest Reserve Account cash in an amount equal to the product of (i) the aggregate principal amount of the Term Loan outstanding as of the Term Loan Maturity Date and (ii) 1.156%.

(c) If on any date the Administrative Agent determines in its reasonable discretion that the cash in the Interest Reserve Account is not sufficient to pay the interest on the Term Loan until the applicable Maturity Date, then the Borrower shall deposit into the Interest Reserve Account cash sufficient to pay the interest on the Term Loan through the Maturity Date within three (3) Business Days of the Borrower receiving such notice from the Administrative Agent.

(d) The Administrative Agent shall apply from the Interest Reserve Account on each Interest Payment Date the amount of interest then due, if the Interest Reserve Account balance is sufficient, or, if the balance of the Interest Reserve Account is not sufficient to pay the interest then due, the remaining balance in the Interest Reserve Account shall be applied to the interest then due and the Administrative Agent shall notify the Borrower of the remaining amount then due for prompt payment by the Borrower. The amount applied from the Interest Reserve Account by the Administrative Agent to the interest due from the Borrower shall be credited to the account of the Borrower, but this shall not otherwise affect the Borrower’s or any Guarantor’s obligation to pay interest pursuant to this Agreement.

(e) Upon payment in full of the principal and interest on the Term Loans and all other Credit Party Obligations (other than contingent obligations of the Credit Parties that survive such payment in full), the Administrative Agent shall, upon the written request of the Borrower, cause all amounts then on deposit in the Interest Reserve Account to be returned to the Borrower.

Section 2.7 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of a Term Loan shall be in a minimum principal amount of $2,000,000 (or the remaining outstanding principal amount). The Borrower shall give three Business Days’ irrevocable notice of prepayment in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). To the extent that the Borrower elects to prepay the Term Loans, amounts prepaid under this Section shall be applied ratably to the outstanding principal. Within the foregoing parameters, prepayments under this Section shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section shall be subject to Section 2.15, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.

(b) Mandatory Prepayments.

(i) Asset Dispositions. Within one (1) Business Day of any Asset Disposition (or related series of Asset Dispositions), the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (or related series of Asset Dispositions) (such prepayment to be applied as set forth in clause (v) below); provided, that Net Cash Proceeds that are not related to an Acquired Property, any Indebtedness or other obligations secured by an Acquired Property or any derivative obligations thereof, and are in the aggregate, during the term of this Agreement, less than $2,000,000 shall not be required to prepay the Loans.

(ii) Debt Issuances. Within one (1) Business Day of receipt by any Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (v) below); provided, that Net Cash Proceeds that are (A) not related to an Acquired Property, any Indebtedness or other obligations secured by an Acquired Property or any derivative obligations thereof and (B) are either received by an SPE Affiliate or in the aggregate, during the term of this Agreement, less than $2,000,000 shall not be required to prepay the Loans.

(iii) Issuances of Equity. Within one (1) Business Day of receipt by any Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (v) below); provided, that Net Cash Proceeds that are (A) not related to an Acquired Property, any Indebtedness or other obligations secured by an Acquired Property or any derivative obligations thereof and (B) are either received by an SPE Affiliate or in the aggregate, during the term of this Agreement, less than $2,000,000 shall not be required to prepay the Loans.

(iv) Extraordinary Receipt. Within one (1) Business Day of receipt by any Credit Party or any of its Subsidiaries of proceeds from any Extraordinary Receipt, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Extraordinary Receipt (such prepayment to be applied as set forth in clause (v) below); provided, that Net Cash Proceeds that are not related to an Acquired Property, any Indebtedness or other obligations secured by an Acquired Property or any derivative obligations thereof and are in the aggregate, during the term of this Agreement, less than $2,000,000 shall not be required to prepay the Loans.

(v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section shall be applied as follows: (1) first to the Term Loan, and (2) second to any other Credit Party Obligations in the order determined by the Administrative Agent. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section shall be subject to Section 2.14 and be accompanied by interest on the principal amount prepaid through the date of prepayment, but otherwise without premium or penalty.

(c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section shall not affect the Borrower’s obligation to continue to make payments under any Secured Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Secured Hedging Agreement.

Section 2.8 Default Rate and Payment Dates.

(a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.9 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

(b) (i) If all or a portion of the principal amount of any LIBOR Rate Loan shall not be paid when due, such overdue amount shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto plus 4%, until the end of the Interest Period applicable thereto, and thereafter at a rate per annum which is equal to the Alternate Base Rate plus the sum of the Applicable Percentage then in effect for Alternate Base Rate Loans and 4% (the “ABR Default Rate”) or (ii) if any interest payable on the principal amount of any Loan or any fee or other amount, including the principal amount of any Alternate Base Rate Loan, payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the ABR Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Upon the occurrence, and during the continuance, of any other Event of Default hereunder, at the option of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is (A) in the case of principal, the rate that would otherwise be applicable thereto plus 4% or (B) in the case of interest, fees or other amounts, the ABR Default Rate (after as well as before judgment).

(c) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

Section 2.9 Conversion Options.

(a) The Borrower may, in the case of the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three Business Days prior to the proposed date of conversion. In addition, the Borrower may elect from time to time to convert all or any portion of a LIBOR Rate Loan to an Alternate Base Rate Loan by giving the Administrative Agent irrevocable written notice thereof by 11:00 A.M. one (1) Business Day prior to the proposed date of conversion. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. LIBOR Rate Loans may be converted to Alternate Base Rate Loans on any Business Day so long as the Borrower pays breakage amounts, if any, as determined by each Lender in the event that such conversion occurs on a day other than the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. All or any part of outstanding LIBOR Rate Loans may be converted as provided herein; provided that partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan may be continued as such when any Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.10 Computation of Interest and Fees; Usury.

(a) Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

Section 2.11 Pro Rata Treatment and Payments.

(a) Allocation of Payments Prior to Exercise of Remedies. Unless otherwise required by the terms of this Agreement, each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing hereunder and under the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing. Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Term Loan, as applicable, shall be applied to such Loans, as applicable, on a pro rata basis in accordance with the terms of Section 2.7(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(a). Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.16(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.8) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows (irrespective of whether the following costs, expenses, fees, interest, premiums, scheduled periodic payments or Credit Party Obligations are allowed, permitted or recognized as a claim in any proceeding resulting from the occurrence of a Bankruptcy Event):

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to the payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and including with respect to any Secured Hedging Agreement, any breakage, termination or other payments due under such Secured Hedging Agreement and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders and any Hedging Agreement Provider shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate then outstanding Loans and obligations payable under all Secured Hedging Agreements) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above. Notwithstanding the foregoing terms of this Section, only Collateral proceeds and payments under the Guaranty (as opposed to ordinary course principal, interest and fee payments hereunder) shall be applied to obligations under any Secured Hedging Agreement.

Section 2.12 Non-Receipt of Funds by the Administrative Agent.

(a)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender’s share of such Extension of Credit, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Alternate Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Extension of Credit. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)  Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.5(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13 Inability to Determine Interest Rate.

Notwithstanding any other provision of this Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.14 Yield Protection.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender fails to make a demand for such compensation more than nine (9) months after becoming aware of such Change in Law giving arise to such increased costs or reductions.

Section 2.15 Indemnity; Eurocurrency Liabilities.

(a) The Credit Parties hereby agree to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) the failure by the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate setting forth in reasonable detail as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Credit Party Obligations.

(b) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such LIBOR Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such LIBOR Loan, provided the Borrower shall have received at least fifteen (15) days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant interest payment date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

Section 2.16 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(a) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(b) duly completed copies of Internal Revenue Service Form W-8ECI,

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (ii) duly completed copies of Internal Revenue Service Form W-8BEN, or

(d) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(e) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall give the Borrower written notice thereof and pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1 Financial Condition.

(a) (i) The audited Consolidated financial statements of the Parent and its Consolidated Subsidiaries for the fiscal year ended December 31, 2006 together with the related Consolidated statements of income or operations, equity and cash flows for the fiscal year ended on such date:

(A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(B) fairly present the financial condition of the Parent and its Subsidiaries, as applicable, as of the date thereof and results of operations for the period covered thereby; and

(C) show all material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

Section 3.2 No Material Adverse Effect; Internal Control Event.

Since December 31, 2006 (a) (and, in addition, since delivery of the most recent annual audited financial statements), there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no Internal Control Event has occurred.

Section 3.3 Corporate Existence; Compliance with Law.

Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the requisite power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and has taken all actions necessary to maintain all rights, privileges, licenses and franchises necessary or required in the normal conduct of its business, (c) is duly qualified to conduct business and in good standing under the laws of (i) the jurisdiction of its organization or formation and (ii) each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing in any such other jurisdiction could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business or operations of the Credit Parties and their Subsidiaries in such jurisdiction and (d) is in compliance with all Requirements of Law, organizational documents, government permits and government licenses except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Credit Parties are organized and qualified to do business are described on Schedule 3.3 or in the 2006 Financials. The Borrower shall update Schedule 3.3 from time to time, in accordance with Section 5.2, to add Additional Credit Parties.

Section 3.4 Corporate Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company, partnership or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. Each Credit Document to which it is a party has been duly executed and delivered on behalf of each Credit Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5 No Legal Bar; No Default.

The execution, delivery and performance by each Credit Party of the Credit Documents to which such Credit Party is a party, the borrowings thereunder and the use of the proceeds of the Loans (a) will not violate any Requirement of Law or any Contractual Obligation of any Credit Party (except those as to which waivers or consents have been obtained and except any violation which could not reasonably be expected to have a Material Adverse Effect), (b) will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organization documents of the Credit Parties or any material agreement or other material instrument to which such Person is a party or by which any of its properties may be bound or any approval or consent from any Governmental Authority relating to such Person, except any violation which could not reasonably be expected to have a Material Adverse Effect, and (b) will not result in, or require, the creation or imposition of any Lien on any Credit Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents or Permitted Liens. No Credit Party is in default under or with respect to any of its Contractual Obligations in any material respect. No Default or Event of Default has occurred and is continuing.

Section 3.6 No Material Litigation.

No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Extension of Credit or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect. No permanent injunction, temporary restraining order or similar decree has been issued against any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

Section 3.7 Investment Company Act; etc.

No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is a subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

Section 3.8 Margin Regulations.

No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.1 or delivered pursuant to Section 5.1 and the aggregate value of all “margin stock” owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

Section 3.9 ERISA.

Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither any Credit Party nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

Section 3.10 Environmental Matters.

(a) Except as could not be reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by the Credit Parties or any of their Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability on behalf of any Credit Party under, any Environmental Law.

(b) Except as could not be reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Credit Parties and/or their Subsidiaries at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries (the “Business”).

(c) Except as could not be reasonably be expected to have a Material Adverse Effect, neither the Credit Parties nor their Subsidiaries have received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability on behalf of any Credit Party with respect to Environmental Laws regarding any of the Properties or the Business, nor do the Credit Parties or their Subsidiaries have knowledge that any such notice will be received or is being threatened.

(d) Except as could not be reasonably be expected to have a Material Adverse Effect, materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability on behalf of any Credit Party under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability on behalf of any Credit Party under, any applicable Environmental Law.

(e) Except as could not be reasonably be expected to have a Material Adverse Effect, no judicial proceeding or governmental or administrative action is pending or, to the actual knowledge of the Credit Parties and their Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or is expected to be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f) Except as could not be reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability on behalf of any Credit Party under Environmental Laws.

Section 3.11 Use of Proceeds.

The proceeds of the Extensions of Credit shall be used by the Borrower solely (a) to consummate the Acquisition, (b) to pay any costs, fees and expenses associated with the Acquisition and this Agreement, (c) for funding the Interest Reserve Account in accordance with Section 2.6 and the costs related to the Hedging Agreements in accordance with Section 5.13, (d) to repay up to $15,000,000 of Indebtedness pursuant to the Wachovia Repurchase Facility and (e) to purchase the Factory Mutual Property, pay costs related thereto and defease the mortgages encumbering the Factory Mutual Property and pay the fees and expenses related thereto.

Section 3.12 Subsidiaries; Joint Ventures; Partnerships.

Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries, joint ventures and partnerships of the Credit Parties. Information on the attached Schedule includes the following: (a) the number of shares of each class of Equity Interest or other equity interests of each Subsidiary outstanding; (b) the number and percentage of outstanding shares of each class of Equity Interest owned by the Borrower or any of its Subsidiaries; and (c) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Equity Interest of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interest of the Borrower or any Subsidiary, except as contemplated in connection with the Credit Documents. The Borrower shall update Schedule 3.12 from time to time, in accordance with Section 5.2, by providing a replacement Schedule 3.12 to the Administrative Agent.

Section 3.13 Ownership.

Each of the Credit Parties and its Subsidiaries is the owner of, and has good and marketable title to or a valid leasehold interest in, all of its respective assets, which, together with assets leased or licensed by the Credit Parties and their Subsidiaries, represents all assets in the aggregate material to the conduct of the business of the Credit Parties and their Subsidiaries, and (after giving effect to the Transactions) none of such assets is subject to any Lien other than Permitted Liens. To the extent any Credit Party or any of their Subsidiaries are lessees, each Credit Party and its Subsidiaries enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect.

Section 3.14 Indebtedness.

Except as otherwise permitted under Section 6.1, the Credit Parties and their Subsidiaries have no Indebtedness.

Section 3.15 Taxes.

Each of the Credit Parties and its Subsidiaries has filed, or caused to be filed, all income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Credit Parties or their Subsidiaries is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries.

Section 3.16 [Intentionally Omitted].

Section 3.17 Solvency.

After giving effect to the Transactions, (a) each of the Credit Parties is solvent and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (b) the fair saleable value of the assets of the Credit Parties, on a consolidated basis, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. After giving effect to the Transactions, none of the Credit Parties (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has incurred, or believes that it will incur debts beyond its ability to pay such debts as they become due. In executing the Credit Documents and consummating the Transactions, none of the Credit Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Credit Parties is or will become indebted.

Section 3.18 Investments.

All Investments of each of the Credit Parties and its Subsidiaries are Permitted Investments.

Section 3.19 Location of Collateral.

Set forth on Schedule 3.19(a) is a list of all Acquired Properties and set forth on either Schedule 3.19(a) or in the 2006 Financials is a list all of the other Properties of the Credit Parties and their Subsidiaries as of the Closing Date with city and state where located. Set forth on Schedule 3.19(b) is a list of all locations where any material portion of the tangible personal property Collateral (excluding inventory in transit or on temporary display at a customer location) is located as of the Closing Date, including county and state where located. Set forth on Schedule 3.19(c) is the state of incorporation or organization, the chief executive office, the principal place of business, the federal tax identification number and organization identification number of each of the Credit Parties (and, if requested by the Administrative Agent, their Subsidiaries) as of the Closing Date.

Section 3.20 No Burdensome Restrictions.

None of the Credit Parties or their Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.21 Brokers’ Fees.

None of the Credit Parties or their Subsidiaries has any obligation to any Person other than Wachovia and its Affiliates in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Agreement.

Section 3.22 Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties or any of their Subsidiaries as of the Closing Date, and none of the Credit Parties or their Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, or (b) has knowledge of any potential or pending strike, walkout or work stoppage. No unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries. There are no strikes, walkouts, work stoppages or other material labor difficulty pending or threatened against any Credit Party.

Section 3.23 Accuracy and Completeness of Information.

All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, any other Credit Document, the Acquisition Documents or the Approved Mortgages or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to any Credit Party or any of its Subsidiaries which, individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders, or in any certificate, opinion or other written statement made or furnished by any Credit Party to the Administrative Agent and the Lenders.

Section 3.24 Material Contracts.

Schedule 3.24 sets forth a complete and accurate list of all Material Contracts of the Credit Parties and their Subsidiaries in effect as of the Closing Date, including the date such Material Contract was filed with the SEC, to the extent applicable. Each Material Contract is, and after giving effect to the Transactions will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, the Credit Parties have delivered to the Administrative Agent a true and complete copy of each Material Contract. Schedule 3.24 shall be updated from time to time, in accordance with Section 5.2 by the Borrower to include new Material Contracts by giving written notice thereof to the Administrative Agent.

Section 3.25 Insurance.

The general liability insurance coverage of the Credit Parties as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.25 and such insurance coverage complies with the requirements set forth in Section 5.5(b). Schedule 3.25 shall be updated from time to time, in accordance with Section 5.2 by the Borrower to include similar additional insurance coverage.

Section 3.26 Security Documents.

The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Security Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation or organization for each Credit Party, in favor of the Administrative Agent, on behalf of the Lenders, and (b) the Administrative Agent obtaining Control (as defined in the Security Agreement) or possession over those items of Collateral in which a security interest is perfected through Control or possession) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

Section 3.27 [Intentionally Omitted].

Section 3.28 Classification of Senior Indebtedness.

The Credit Party Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Debt and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

Section 3.29 Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 3.30 Compliance with OFAC Rules and Regulations.

None of the Credit Parties or their Subsidiaries or their respective Affiliates (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 3.31 Compliance with FCPA.

Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

Section 3.32 Consent; Governmental Authorizations.

No approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit by the Borrower or the making of the Guaranty hereunder or with the execution, delivery or performance of any Credit Document by the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents).

Section 3.33 REIT Status.

Each Credit Party and each Subsidiary of any Credit Party is in compliance in all material respects with all statutes, regulations, rules and orders applicable to the Credit Parties or such Subsidiary of all Governmental Authorities, including, without limitation, §§856-860 of the Code, compliance with which is required to preserve the Parent’s status as a REIT.

Section 3.34 REIT Election.

The Parent (a) has made an election pursuant to Section 856 of the Code to qualify as a REIT, (b) has satisfied and continues to satisfy all of the requirements under §§ 856-859 of the Code and the regulations and rulings issued thereunder which must be satisfied for the Parent to maintain its status as a REIT, and (c) is in compliance in all material respects with all Code sections applicable to REITs generally and the regulations and rulings issued thereunder.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1 Conditions to Closing Date.

This Agreement shall become effective upon, and the obligation of each Lender to make the Term Loan on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a) Execution of Credit Agreement; Credit Documents and Lender Consents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a duly authorized officer of each party hereto, (ii)  for the account of each Term Loan Lender requesting a promissory note, a Term Loan Note, (iii) counterparts of the Security Agreement and the Pledge Agreement, in each case conforming to the requirements of this Agreement and executed by duly authorized officers of the Credit Parties or other Person, as applicable, (iv) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto and (v) executed consents, in the form of Exhibit 4.1(a), from each Lender authorizing the Administrative Agent to enter this Credit Agreement on their behalf.

(b) Authority Documents. The Administrative Agent shall have received the following:

(i) Articles of Incorporation/Charter Documents. Original certified articles of incorporation or other charter documents, as applicable, of each Credit Party certified (A) by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date, and (B) to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, as applicable.

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws/Operating Agreement. A copy of the bylaws or comparable operating agreement of each Credit Party certified by an officer of such Credit Party (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Original certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(v) Incumbency. An incumbency certificate of each Credit Party certified by an officer (pursuant to an officer’s certificate in substantially the form of Exhibit 4.1(b) attached hereto) to be true and correct as of the Closing Date.

(c) Legal Opinion of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Credit Parties (including the Acquired Company), dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent which shall include, without limitation, opinions with respect to the due organization and valid existence of each Credit Party (including the Acquired Company), opinions as to perfection of the Liens granted to the Administrative Agent pursuant to the Security Documents and opinions as to the non-contravention of the Credit Parties’ (including the Acquired Company’s) organizational documents and certain Material Contracts to be mutually agreed upon by the Administrative Agent and the Credit Parties.

(d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and pending litigation searches;

(ii) [Intentionally omitted];

(iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv) with respect to the stock or membership certificates, if any, evidencing the Equity Interest pledged to the Administrative Agent pursuant to the Pledge Agreement, together with undated stock or transfer powers, duly executed in blank;

(v) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral;

(vi) in the case of any tangible personal property Collateral located at premises leased by a Credit Party and set forth on Schedule 3.19(a) or in the 2006 Financials such estoppel letters, consents and waivers from the landlords of such real property to the extent the Borrower is able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any landlord waiver in the form of Exhibit 4.1(d) is satisfactory to the Administrative Agent), provided, however, the Credit Parties shall not be required to schedule office equipment located in their New York office or attempt to obtain a landlord waiver with respect thereto;

(vii) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral;

(viii) Deposit Account Control Agreements satisfactory to the Administrative Agent with respect to the Interest Reserve Account and all other deposit accounts other than payroll accounts; and

(ix) Securities Account Control Agreements satisfactory to the Administrative Agent with respect to each securities account, except payroll accounts and to the extent otherwise determined by the Administrative Agent.

(e) Acquired Properties. There shall be no Liens encumbering any of the Acquired Properties other than Liens shown on the title insurance for the Acquired Properties that are acceptable to the Administrative Agent. The Borrower shall deliver to the Administrative Agent lender estoppels in substantially the form attached to the Purchase Agreement, which shall include the outstanding principal balance of the applicable Approved Mortgage and such other information required by the Administrative Agent.

(f) Liability, Casualty, Property and Business Interruption Insurance. The Administrative Agent shall have received certificates and endorsements of insurance evidencing liability, casualty, property and business interruption insurance meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named (i) as lender’s loss payee, as its interest may appear, with respect to any such insurance providing coverage in respect of any Collateral and (ii) as additional insured, as its interest may appear, with respect to any such insurance providing liability coverage with respect to any Credit Party, and the Borrower will use its commercially reasonable efforts to have each provider of any such insurance agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Administrative Agent, (A) that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled, and (B) that such policies shall provide that no act or default of the Credit Parties or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

(g) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate prepared by the chief financial officer of the Parent as to the financial condition, solvency and related matters of the Credit Parties and their Subsidiaries, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Exhibit 4.1(g) hereto.

(h) Account Designation Notice. The Administrative Agent shall have received the executed Account Designation Notice in the form of Exhibit 1.1(a) hereto.

(i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to the Loans to be made on the Closing Date.

(j) Consents. The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

(k) Compliance with Laws. The financings and other Transactions contemplated hereby shall not result in a violation by any Credit Party or any of their Subsidiaries of any applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(l) Bankruptcy. There shall be no bankruptcy or insolvency proceedings pending with respect to any Credit Party or any Subsidiary thereof.

(m) [Intentionally Omitted];

(n) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.1.

(o) No Material Adverse Change. Since December 31, 2006 (a) (and, in addition, since delivery of the most recent annual audited financial statements), there shall have been no material adverse change in the business, properties, prospects, operations or condition (financial or otherwise) of the Borrower or any of its Subsidiaries and there shall not have occurred any material disruption or material adverse change in the financial, banking or capital markets (including the loan syndication market) that has impaired or would impair the ability to syndicate the facilities.

(p) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Parent as of the Closing Date, substantially in the form of Exhibit 4.1(p) stating that (i) there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority to which any Credit Party or any of their Subsidiaries is a party (A) affecting this Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (B) that purports to affect any Credit Party or any of its Subsidiaries, or any transaction contemplated by the Credit Documents, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date, (ii) immediately after giving effect to this Agreement, the other Credit Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct, and (C) the Credit Parties are in pro forma compliance with the financial covenant set forth in Section 5.9 (as evidenced through detailed calculations of such financial covenants on a schedule to such certificate) and (D) no violation has occurred pursuant to any Approved Mortgages or any other Indebtedness document to which any Acquired Company is party and (iii) each of the other conditions precedent in Section 4.1 have been satisfied, except to the extent the satisfaction of any such condition has been waived in writing by the Administrative Agent or is subject to the judgment or discretion of the Administrative Agent or any Lender.

(q) Patriot Act Certificate. At least one (1) Business Day prior to the Closing Date, the Administrative Agent shall have received a certificate satisfactory thereto, substantially in the form of Exhibit 4.1(q), for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act including, without limitation, the identity of the Credit Parties, the name and address of the Credit Parties and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Credit Parties in accordance with the Patriot Act.

(r) Material Contracts. To the extent requested in writing by the Administrative Agent, the Administrative Agent shall have received true and complete copies, certified by an officer of the Borrower as true and complete, of such Material Contracts, together with all exhibits and schedules, excluding the Approved Mortgages, the Wachovia Repurchase Facility and the Wachovia Acquisition Facility.

(s) [Intentionally omitted.]

(t) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to Section 2.5.

(u) Amendment and Waiver. The Administrative Agent shall have received a fully executed and effective amendment issued pursuant to the Wachovia Repurchase Facility and waiver issued pursuant to the Wachovia Acquisition Facility, each in form and substance acceptable to the Administrative Agent.

(v) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 4.2 Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents and which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

(c) Change in Condition. The Lenders shall have determined, in their reasonable good faith discretion that no event, circumstance or condition has occurred with respect to the Credit Parties, their Subsidiaries, the Collateral that would or could reasonably be expected to have an adverse effect on the Collateral, the Acquired Properties or could reasonably be expected to have a Material Adverse Effect.

(d) Notice of Borrowing. The Borrower shall have delivered a completed and executed Notice of Borrowing to the Administrative Agent.

(e) Payment of the Origination Fee. Administrative Agent shall have received the Origination Fee pursuant to Section 2.5(b).

(f) Funding of Interest Reserve Account. The Borrower shall have deposited in the Interest Reserve Account the amount required pursuant to Section 2.6 of this Agreement with respect to the requested Extension of Credit.

(g) Acquisition Documents. With respect to the Delayed Draw Term Loan only, (i) the Administrative Agent shall have reviewed and approved in its sole discretion all of the Acquisition Documents, (ii) there shall not have been any material modification, amendment, supplement or waiver to the Acquisition Documents adverse to the Credit Parties, the Administrative Agent or the Lenders (such determination to be in the sole judgment of the Administrative Agent) from the forms thereof which were delivered to the Administrative Agent prior to the Closing Date without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, (iii) the Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents, and (iv) the Administrative Agent shall have received from the Borrower a true and complete copy of each Acquisition Document as originally executed and delivered, together with all exhibits and schedules thereto.

Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Credit Parties as of the date of such Extension of Credit that the conditions set forth above in paragraphs (a) through (f), as applicable, have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect, (b) until the Commitments have terminated, and (c) until no Note remains outstanding and unpaid and the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full, such Credit Party shall, and shall cause each of their Subsidiaries (other than in the case of Sections 5.1 or 5.2 hereof), to:

Section 5.1 Financial Statements.

Furnish to the Administrative Agent and each of the Lenders:

(a) Annual Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, five (5) days following the date the Parent delivers, or if earlier, was required by the SEC to deliver, its Form 10-K for each fiscal year of the Parent and (ii) ninety (90) days after the end of each fiscal year of the Parent, a copy of the Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income and changes in shareholders’ equity and of cash flows of the Parent and its Consolidated Subsidiaries for such year, which shall be audited by a firm of independent certified public accountants of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and

(b) Quarterly Financial Statements. As soon as available and in any event no later than the earlier of (i) to the extent applicable, five (5) days following the date the Parent delivers, or if earlier, was required by the SEC to deliver its Form 10-Q for any fiscal quarter of the Parent and (ii) forty-five (45) days after the end of each fiscal quarter of the Parent, a copy of the Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such period and related Consolidated statements of income and changes in shareholders’ equity and of cash flows for the Parent and its Consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form Consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual, quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

Notwithstanding the foregoing, financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Administrative Agent receives such reports from the Borrower through electronic mail; provided that, upon the Administrative Agent’s request, the Borrower shall provide paper copies of any documents required hereby to the Administrative Agent.

Section 5.2 Certificates; Other Information.

Furnish to the Administrative Agent and each of the Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer substantially in the form of Exhibit 5.2(b) (i) stating that (A) such financial statements present fairly the financial position of the Parent and its Subsidiaries for the periods indicated in conformity with GAAP applied on a consistent basis, (B) each of the Credit Parties during such period observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and (C) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period and (ii) demonstrating compliance with the covenants set forth in Section 5.9 of this Agreement;

(c) concurrently with or prior to the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, (i) an updated copy of Schedule 3.3, in the event any information has materially changed, and Schedule 3.12 if the Parent or any of its Subsidiaries has formed or acquired a new Subsidiary since the Closing Date or since such Schedule was last updated, as applicable, (ii) an updated copy of Schedule 3.24 if any new Material Contract has been entered into since the Closing Date or since Schedule 3.24 was last updated, as applicable, together with a copy of each new Material Contract, and (iii) an updated copy of Schedule 6.14 if any Credit Party opens, maintains or otherwise has any checking, savings or other account (including securities accounts) not set forth on Schedule 6.14;

(d) promptly upon their becoming available, (i) copies of all reports (other than those provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Parent of Borrower sends to its shareholders, (ii) copies (or if filed with the SEC, written notice to the Administrative Agent of such filing) of all reports and all registration statements and prospectuses, if any, which the Parent or Borrower may make to, or file with, the SEC (or any successor or analogous Governmental Authority) or any securities exchange or other private regulatory authority, (iii) all material regulatory reports and (iv) all press releases made available by any of the Credit Parties to the public concerning material developments in the business of any of the Credit Parties;

(e) within ninety (90) days after the end of each fiscal year of the Parent and its Consolidated Subsidiaries, and as may periodically be requested by the Administrative Agent, a certificate containing information including a calculation of all dividends, Asset Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Extraordinary Receipt during the prior fiscal year (or such other period requested by the Administrative Agent);

(f) promptly upon receipt thereof, a copy or summary of any other report, or “management letter” or similar report submitted by independent accountants to the Parent or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

(g) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

Section 5.3 Payment of Taxes and Other Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) all of its taxes (Federal, state, local and any other taxes) and (b) all of its other obligations and liabilities of whatever nature in accordance with industry practice, unless being contested in good faith and subject to adequate reserves in accordance with GAAP and (c) any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

Section 5.4 Conduct of Business and Maintenance of Existence.

Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its corporate or other formative existence and good standing, take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business and to comply in all material respects with all contractual obligations and Requirements of Law.

Section 5.5 Maintenance of Property; Insurance.

(a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

(b) Maintain with financially sound and reputable insurance companies liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon the request of the Administrative Agent, full information as to the insurance carried. The Administrative Agent shall be named (i) as Lender’s loss payee, as its interest may appear with respect to any property insurance on any Collateral, and (ii) as additional insured, as its interest may appear, with respect to any liability insurance maintained by a Credit Party, and the Borrower will use its commercially reasonable efforts to have each provider of any such insurance agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Administrative Agent, (A) that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled, and (B) that such policies shall provide that no act or default of the Credit Parties or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

(c) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any such material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, if required by the Administrative Agent or the Required Lenders, such Credit Party (whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose), at such Credit Party’s cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed.

Section 5.6 Inspection of Property; Books and Records; Discussions.

Keep proper books, records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties, financial conditions and other conditions of the Credit Parties and their Subsidiaries with officers and employees of the Credit Parties and their Subsidiaries and with its independent certified public accountants.

Section 5.7 Notices.

Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender):

(a) promptly, but in any event within two (2) Business Days after any Credit Party knows thereof, the occurrence of any Default or Event of Default;

(b) promptly, any default or event of default under any Contractual Obligation of any Credit Party or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $5,000,000;

(c) promptly, any litigation, or any investigation or proceeding known or threatened to any Credit Party (i) affecting any Credit Party or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $5,000,000 or involving injunctions or requesting injunctive relief by or against any Credit Party or any Subsidiary of any Credit Party, (ii) affecting or with respect to this Agreement, any other Credit Document or any security interest or Lien created thereunder, (iii) involving an environmental claim or potential liability under Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iv) by any Governmental Authority relating to the Parent or any Subsidiary thereof and alleging fraud, deception or willful misconduct by such Person;

(d) of any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party which could reasonably be expected to have a Material Adverse Effect;

(e) of any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against any Credit Party other than Permitted Liens;

(f) as soon as possible and in any event within thirty (30) days after any Credit Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party, any Commonly Controlled Entity or any Multiemployer Plan, with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(g) promptly after becoming aware of the occurrence of any Internal Control Event;

(h) as soon as possible and in any event within ten (10) days prior to creating a Material Domestic Subsidiary, notice of the creation of such Material Domestic Subsidiary;

(i) promptly, any notice of any violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws;

(j) promptly, any notice of a change in senior management, a disposition of material assets of the Credit Parties;

(k) simultaneous with the distribution of the following by a Credit Party to other third parties: (i) management reports, (ii) filings with the SEC, (iii) filings with the stock exchange where such Credit Party is listed or is seeking listing and (iv) reports and other information distributed to stockholders generally;

(l) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect; and

(m) promptly, upon request by the Administrative Agent or any Lender, such other information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Credit Parties or any of their Subsidiaries as may be reasonably requested from time to time.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

Section 5.8 Environmental Laws.

(a) Comply in all material respects with, and will use commercially reasonable efforts to cause compliance (including enforcement of lease provisions when appropriate in the applicable lessor’s reasonable judgment) in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and will use commercially reasonable efforts (including enforcement of lease provisions when appropriate in the applicable lessor’s reasonable judgment) to cause all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

(c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors and affiliates, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Credit Party Obligations and all other amounts payable hereunder and termination of the Commitments and the Credit Documents.

Section 5.9 Financial Covenant.

At all times, comply with the following financial covenant:

(a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for the Parent, its Consolidated Subsidiaries and the FCCR Unconsolidated Affiliates (to the extent specified in the definitions related to the calculation of the Fixed Charge Coverage Ratio), for the trailing twelve-month period shall be greater than or equal to 1.25 to 1.00, at all times. The Fixed Charge Coverage Ratio shall be reported quarterly on the Officer’s Compliance Certificate, or more often if requested by the Administrative Agent.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 5.9, (i) after any Asset Disposition permitted by Sections 6.4(a) (i), (vi) or (vii), (A) income statement items, cash flow statement items and other balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent (after consultation with the Lenders) and (B) Indebtedness that is repaid with the proceeds of such Asset Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period and (ii) if less than 100% of the Equity Interests of any Consolidated Subsidiary are owned, directly or indirectly, by the Parent, then only the Parent’s pro rata share of the financial attributes (income statement items, cash flow statement items and other balance sheet items (whether positive or negative)) attributable to such Subsidiary shall be included in calculating compliance with such covenant.

Section 5.10 Additional Guarantors.

The Credit Parties will cause each of their Material Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Material Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement. In connection therewith, the Credit Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Material Domestic Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interest of any other Person. The Credit Party Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Equity Interest of such new Guarantor and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in material adverse tax consequences for such new Guarantor) of the voting Equity Interest and 100% of the non-voting Equity Interest of its first-tier Foreign Subsidiaries. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(a) - (d), (f) and 5.12 and such other documents or agreements as the Administrative Agent may reasonably request.

Section 5.11 Compliance with Law.

(a) Comply with all Requirements of Law and orders (including Environmental Laws), and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such Requirements of Law, order or restriction could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Comply in all material respects with all Contractual Obligations.

Section 5.12 Pledged Assets.

(a) Each Credit Party will cause Equity Interests held or owned by such Credit Party (other than Equity Interests in any SPE Affiliate) to be pledged to the Administrative Agent in accordance with the Pledge Agreement.

(b) Each Credit Party will cause all of its tangible and intangible personal property now owned or hereafter acquired to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Security Documents.

(c) [Intentionally Omitted].

(d) Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

Section 5.13 Hedging Agreements.

As of the Closing Date and at all times thereafter cause 100% of the aggregate Term Loan then outstanding, and projected to be outstanding, to be hedged pursuant to Hedging Agreements for a period ending on or after the Term Loan Maturity Date and with respect to the Extended Term, the Extended Maturity Date with a counterparty and on terms acceptable to the Administrative Agent. Such Hedging Agreements shall be for the benefit of the Administrative Agent and shall cap the one-month LIBOR Rate at 5.75% per annum.

Section 5.14 [Intentionally omitted].

Section 5.15 Acquired Properties.

The Acquired Properties shall remain unencumbered by any Lien other than Liens shown on the title insurance for the Acquired Properties that existed as of the Closing Date, except for Liens incurred pursuant to Indebtedness expressly permitted herein and so long as the proceeds thereof are used to prepay the Term Loans pursuant to Section 2.7.

Section 5.16 Landlord Waivers.

In the case of any tangible personal property Collateral located at premises leased by a Credit Party with a value in excess of $1,000,000, the Credit Parties will provide the Administrative Agent with such estoppel letters, consents and waivers from the landlords on such real property to the extent (a) requested by the Administrative Agent and (b) the Borrower is able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any landlord waiver in the form of Exhibit 4.1(d) is satisfactory to the Administrative Agent).

Section 5.17 Federal Assignment of Claims Act.

The Borrower will execute all documents necessary to comply with the Federal Assignment of Claims Act and comparable state law with respect to the accounts arising from any Material Contract or Material Amount Contract with any Governmental Authority and such other contracts with Governmental Authorities as reasonably required by the Administrative Agent (to the extent not already delivered to the Administrative Agent), in each case within sixty (60) days (or such extended period of time as agreed to by the Administrative Agent) after entering into such Material Government Contract or, with respect to any other Government Contract, after the Administrative Agent requires such documents with respect to such Government Contract, such documents to be held in escrow by the Administrative Agent in accordance with the terms of Section 5(b) of the Security Agreement.

Section 5.18 Enforcement of Documents.

Enforce all of their rights (a) under the Acquisition Documents including, but not limited to, all indemnification rights, (b) pursuant to the leases on the Acquired Properties (including but not limited to maintenance of the property, maintenance of adequate insurance for casualty, liability and business interruption and payment of taxes, assessments and fees related to such property) and in each case, pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights, except where failure to do so could not reasonably be expect to have a Material Adverse Effect.

Section 5.19 Use of Proceeds.

All proceeds from the Term Loan shall be used only as permitted by Section 3.11.

Section 5.20 Maintenance of REIT Status.

Take all action necessary to maintain the Parent’s status under §§856 et seq. of the Code as a REIT.

Section 5.21 Maintenance of Securities Listing.

Take all action necessary to maintain the Parent’s status as a listed company in good standing under the rules of the New York Stock Exchange.

Section 5.22 Borrower as a Wholly Owned Subsidiary.

Take all action necessary to cause the Parent to own 95% of the Equity Interests in the Borrower.

Section 5.23 Additional Collateral.

Cause the entire rated capital structure of the collateralized debt obligation facility to be certificated and to cause all such certificates retained by any Credit Party and any other retained interest, including without limitation any Equity Interest therein, to be pledged as collateral for the Credit Party Obligations pursuant to documents acceptable to the Administrative Agent and such certificates shall promptly be delivered to the Administrative Agent.

Section 5.24 Further Assurances.

(a) Public/Private Designation. Borrower will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article V and will designate Information Materials (i) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.

(b) Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

Section 5.25 Post-Closing Deliveries.

Within thirty (30) days after the Acquisition, cause all Equity Interests in EntreCap Real Estate III LLC (or its successor entity) to be certificated and treated as a security governed by Article 8 of the UCC and shall deliver such certificates to the Administrative Agent along with executed stock powers therefor in the form contemplated in the Pledge Agreement. On or prior to the first date upon which Wells Fargo Bank, N.A. or any of its Affiliates holds any property of any Credit Party that is not subject to a custodial agreement or other control agreement that secures the Credit Party Obligations, cause such holder of such property to enter into a custodial agreement or control agreement in form and substance reasonably acceptable to the Administrative Agent or deliver such property to the Administrative Agent or its designee.

ARTICLE VI

NEGATIVE COVENANTS

Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter (a) for so long as this Agreement is in effect, (b) until the Commitments have terminated and (c) until no Note remains outstanding and unpaid and the Credit Party Obligations and all other amounts owing to the Administrative Agent or any Lender hereunder are paid in full, that:

Section 6.1 Indebtedness.

No Credit Party will, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

(b) Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in Section 3.1 (or set out more specifically in Schedule 6.1(b) hereto) including without limitation the Wachovia Repurchase Facility and the Wachovia Acquisition Facility and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(c) Indebtedness of the Credit Parties and their Subsidiaries incurred after the Closing Date in the ordinary course of business pursuant to the Wachovia Repurchase Facility (including borrowings against the Non-Restricted Collateral) or the Wachovia Acquisition Facility;

(d) Unsecured intercompany Indebtedness among the Credit Parties; provided that any such Indebtedness shall be (i) fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent and (ii) to the extent required by the Administrative Agent, evidenced by promissory notes which shall be pledged to the Administrative Agent as Collateral for the Credit Party Obligations;

(e) Indebtedness and obligations owing under Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(f)  [Intentionally omitted];

(g) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section; and

(h) nonrecourse Indebtedness (provided such Indebtedness may be full recourse or subject to repurchase to the extent such recourse or repurchase obligations are limited to fraud, misapplication of funds, environmental indemnities, failure to pay taxes, waste or such other usual and customary full recourse or repurchase provisions under such type of Indebtedness) of an SPE Affiliate consisting of Indebtedness either (i) incurred in the ordinary course of business to finance or refinance all or a portion of the purchase price or cost of construction of an asset (including through A1 and B notes); provided that such Indebtedness when incurred shall not exceed the fair market value of such asset as determined by a appraisal meeting the requirements of FIRREA or (ii) incurred in connection with a collateralized debt obligation transaction so long as the net proceeds from such Indebtedness incurred pursuant to this subsection (ii) shall be used to first repay the applicable obligations pursuant to the Wachovia Repurchase Facility and then to repay the Term Loan in accordance with Section 2.7(b);

(i) other unsecured Indebtedness of Credit Parties which does not exceed $3,000,000 in the aggregate at any time outstanding.

Section 6.2 Liens.

The Credit Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Credit Party shall grant a Lien on any of its assets in violation of this Section, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the ratable benefit of the Lenders and the Hedging Agreement Providers, to the extent such Lien has not already been granted to the Administrative Agent.

Section 6.3 Nature of Business.

No Credit Party will, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

Section 6.4 Consolidation, Merger, Sale or Purchase of Assets, etc.

The Credit Parties will not, nor will they permit any Subsidiary to,

(a) dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time, except the following, without duplication, shall be expressly permitted:

(i) (A) the sale, transfer, lease or other disposition of property, plant, equipment or other assets for fair market value, in the ordinary course of business (other than any Collateral and the Acquired Properties) so long as the proceeds thereof are used to reduce the Term Loan in accordance with Section 2.7(b) and (B) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

(ii) Extraordinary Receipts for which such Credit Party or such Subsidiary has received any cash insurance proceeds or condemnation or expropriation award with respect to such property or assets to the extent Net Cash Proceeds from such Extraordinary Receipt related to any Collateral are used to make mandatory prepayments pursuant to Section 2.7(b)(iv);

(iii) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Credit Parties or any of their Subsidiaries;

(iv) the sale, lease or transfer of property or assets from one Credit Party to another Credit Party or from one Subsidiary that is not a Credit Party to another Subsidiary;

(v) the termination of any Hedging Agreement other than a Hedging Agreement required pursuant to Section 5.13; and

(vi) in addition to subsection (iv) above, the sale, lease or transfer of property or assets from any Subsidiary to any other Subsidiary for the purpose of entering into a collateralized debt obligation financing that is otherwise permitted pursuant to this Agreement, provided that net proceeds from such financing shall be used to first repay the applicable obligations pursuant to the Wachovia Repurchase Facility and then to repay the Term Loan in accordance with Section 2.7(b);

provided that (A) with respect to clauses (i)(A), (ii), (iii) and (vi) above, at least 75% of the consideration received therefor by the Credit Parties or any such Subsidiary shall be in the form of cash or Cash Equivalents and (B) with respect to clauses (i), (iv), (v) and (vi) above, no Default or Event of Default shall exist or shall result therefrom; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of any Lender, to release its Liens relating to the particular assets sold; or

(b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person, other than, except as otherwise limited or prohibited herein, purchases or other acquisitions of real estate and real estate related assets (including derivatives thereof) in the ordinary course of business and consistent with the Parent’s past practices, or (ii) enter into any transaction of merger or consolidation, except for (A)  Investments or acquisitions permitted pursuant to Section 6.5 so long as the Credit Party subject to such merger or consolidation is the surviving entity, (B) (y) the merger or consolidation of a Subsidiary that is not a Credit Party with and into a Credit Party; provided that such Credit Party will be the surviving entity and (z) the merger or consolidation of a Credit Party with and into another Credit Party; provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation, and (C) the merger or consolidation of a Subsidiary that is not a Credit Party with and into another Subsidiary that is not a Credit Party.

Section 6.5 Advances, Investments and Loans.

The Credit Parties will not, nor will they permit any Subsidiary to, make any Investment except for Permitted Investments.

Section 6.6 Transactions with Affiliates.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than (i) on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate or (ii) transactions between Credit Parties and Subsidiaries pursuant to nonrecourse A1 and B note financing structures that are otherwise permitted pursuant to the Credit Documents.

Section 6.7 Ownership of Subsidiaries; Restrictions.

The Credit Parties will not, nor will they permit any Subsidiary to, create, form or acquire any Subsidiaries, except for (a) Material Domestic Subsidiaries that are joined as Additional Credit Parties as required by the terms hereof and (b) SPE Affiliates in the ordinary course of business consistent with Parent’s past practices, which SPE Affiliates shall not be required to be Guarantors hereunder. The Credit Parties will not sell, transfer, pledge or otherwise dispose of any Equity Interest or other equity interests in any of their Subsidiaries, nor will they permit any of their Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Equity Interest or other equity interests, except in a transaction permitted by Section 6.4 or in an Equity Issuance by the Parent (i) for fair market value (including issuances pursuant to the Parent’s Dividend Reinvestment and Direct Stock Purchase Plan) in accordance with the other terms of this Agreement and provided the net proceeds, if any, shall be used to prepay the Term Loans in accordance with Section 2.7(b)(iii) and (ii) issuances by the Parent pursuant to its 2004 Stock Incentive Plan in the ordinary course of business consistent with past practices.

Section 6.8 Corporate Changes; Material Contracts.

No Credit Party will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders; provided that no Credit Party shall (i) alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or organization, or (iii) change its registered legal name, without providing thirty (30) days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, (c) amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of its Material Contracts in any respect materially adverse to the interests of the Lenders without the prior written consent of the Required Lenders, (d) change its state of incorporation, organization or formation without the consent of the Administrative Agent or have more than one state of incorporation, organization or formation or (e) change its accounting method (except in accordance with GAAP) in any manner adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

Section 6.9 Limitation on Restricted Actions.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Equity Interest or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) the Wachovia Repurchase Facility or the Wachovia Acquisition Facility; or (v) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 6.10 Restricted Payments.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment so long as any Default or Event of Default has occurred and is continuing or would be caused by such Restricted Payment; except the following so long as no Specified Event has occurred or is continuing or would be caused thereby, (a) to make dividends payable solely in the same class of Equity Interest of such Person, and (b) to make dividends or other distributions payable to the Credit Parties (directly or indirectly through their Subsidiaries); provided, notwithstanding the exceptions in the foregoing (a)-(b), no Restricted Payment described in the foregoing (a)-(b) may be made in the event any Default or Event of Default has occurred and is continuing. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit (x) any dividends or other distributions by the Parent necessary to retain its status as a REIT or to meet the distribution requirements of Section 857 of the Internal Revenue Code, or (y) any distributions by any Subsidiary to the Parent necessary to allow the Parent to maintain its status as a REIT or to meet the distribution requirements of Section 857 of the Internal Revenue Code.

Section 6.11 Amendment of Subordinated Debt.

The Credit Parties will not, nor will they permit any Subsidiary to, without the prior written consent of the Required Lenders, amend, modify, waive or extend or permit the amendment, modification, waiver or extension of any term of any document governing or relating to any Subordinated Debt in a manner that is adverse to the interests of the Lenders.

Section 6.12 Sale Leasebacks.

The Credit Parties will not, nor will they permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or a Subsidiary or (b) which any Credit Party or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Credit Party or a Subsidiary to another Person which is not a Credit Party or a Subsidiary in connection with such lease.

Section 6.13 No Further Negative Pledges.

The Credit Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 6.14 Account Control Agreements; Additional Bank Accounts.

Set forth on Schedule 6.14 is a complete and accurate list of all checking, savings or other accounts (including securities accounts) of the Credit Parties at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person. Each of the Credit Parties will not, nor will it permit any Subsidiary to, open, maintain or otherwise have any checking, savings or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the accounts set forth on Schedule 6.14 and designated as unrestricted accounts; provided that the balance on any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $500,000, (b) deposit accounts that are subject to a Deposit Account Control Agreement, (c) securities accounts that are subject to a Securities Account Control Agreement, (d) deposit accounts established solely as payroll and other zero balance accounts and (e) deposit accounts, so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $500,000.

Section 6.15 Delivery of Certain Notices.

The Credit Parties will not, nor will they permit any Subsidiary to fail to provide to the Administrative Agent copies of notices received from the holders of the Approved Mortgages or under the leases of the Acquired Properties within three (3) Business Days of such notice being delivered to any Credit Party or any of their Subsidiaries

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment. (i) The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof or thereof; or (ii) the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure shall continue unremedied for three (3) days; or (iii) or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder (after giving effect to the grace period in clause (ii)); or

(b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove (i) with respect to representations and warranties that contain a materiality qualification to have been incorrect, false or misleading on or as of the date made or deemed made or (ii) with respect to representations and warranties that do not contain a materiality qualification, to have been incorrect, false or misleading in a material respect on or as of the date made or deemed made; or

(c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 2.6, 4.2(f), 5.1 (other than 5.1(d), (f) and (g)), 5.2, 5.4, 5.7 (other than 5.7(d), (f), (k), (l) and (m), 5.9, 5.11, 5.13, 5.24 or Article VI hereof; (ii) any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1(d), (f) or (g) or 5.7(d), (f), (k), (l) or (m) and such breach or failure to comply is not cured within three (3) days of its occurrence or (iii) any Credit Party shall fail to comply with any other covenant contained in this Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply is not cured within thirty (30) days of the earlier of any Responsible Officer obtaining knowledge of such breach or failure to comply and receipt of notice from the Administrative Agent or any Lender by any Credit Party regarding such breach or failure to comply; or

(d) Indebtedness Cross-Default. (i) Any event of default has occurred, regardless of whether such has been waived, pursuant to Section 6.01(d) of the Wachovia Acquisition Facility. In the event such provision or any term or provision referenced therein is amended or modified (excluding amendments or modifications consented to by the Administrative Agent) or if the Wachovia Acquisition Facility is no longer outstanding for any reason (each an “Incorporation Event”), then the event of default in Section 6.01(d) of the Wachovia Acquisition Facility shall be deemed to be incorporated herein as if set out fully herein in the form in effect immediately prior to the occurrence of the Incorporation Event together with the terms and other provisions referenced therein, mutatis mutandis or (ii) any Credit Party shall breach or default any Secured Hedging Agreement, the Wachovia Repurchase Facility or the Wachovia Acquisition Facility; or

(e) Other Cross-Defaults. The occurrence of any of the following events: (i) any event of default has occurred, regardless of whether such has been waived, pursuant to Section 6.01(e) of the Wachovia Acquisition Facility. In the event such provision or any term or provision referenced therein is amended or modified (excluding amendments or modifications consented to by the Administrative Agent) or if any Incorporation Event occurs, then the event of default in Section 6.01(e) of the Wachovia Acquisition Facility shall be deemed to be incorporated herein as if set out fully herein in the form in effect immediately prior to the occurrence of the Incorporation Event together with the terms and other provisions referenced therein, mutatis mutandis, (ii) the Credit Parties or any of their Subsidiaries shall be debarred or suspended from contracting with any Governmental Authority, (iii) a notice of debarment or suspension shall have been issued to or received by the Parent, the Borrower or any Subsidiary thereof, (iv) an investigation by any Governmental Authority relating to the Parent, the Borrower or any Subsidiary thereof and involving fraud, deception or willful misconduct shall have been commenced in connection with any Government Contract, any other Material Contract or any Material Amount Contract or the Parent’s or the Borrower’s or any Subsidiary’s activities with respect thereto, or (v) the actual termination of a Government Contract, any other Material Contract or Material Amount Contract or due to alleged fraud, deception or willful misconduct; or

(f) Bankruptcy Default. (i) A Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

(g) Judgment Default. One or more judgments or decrees shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 10 Business Days from the entry thereof or any injunction, temporary restraining order or similar decree shall be issued against a Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

(h) ERISA Default. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Credit Parties or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) a Credit Party, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; or

(i) Change of Control. There shall occur a Change of Control; or

(j) Invalidity of Guaranty. At any time after the execution and delivery thereof, the Guaranty, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or  any Credit Party shall contest the validity, enforceability, perfection or priority of the Guaranty, any Credit Document, or any Lien granted thereunder in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(k) Invalidity of Credit Documents. Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral; or

(l) Subordinated Debt. The subordination provisions contained under any Subordinated Debt shall cease to be in full force and effect or shall cease to give the Lenders the rights, powers and privileges purported to be created thereby; or

(m) Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Subsidiaries shall occur that is in excess of $5,000,000.

Section 7.2 Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, (a) if such event is a Bankruptcy Event of Default, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents shall immediately become due and payable, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and/or (ii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1 Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.2 Nature of Duties.

Anything herein to the contrary notwithstanding, none of the arrangers or agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7 Indemnification.

The Lenders agree to indemnify the Administrative Agent in its capacity hereunder and their Affiliates and its respective officers, directors, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

Section 8.8 Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9 Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, or an Affiliate of any such bank. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 8.10 Other Agents.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “joint book runner” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.11 Collateral and Guaranty Matters.

(a) The Lenders irrevocably authorize and direct the Administrative Agent:

(i) to release any Lien on any Property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Term Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations), (ii) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 6.4, or (iii) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any Property granted to or held by the such Agent under any Credit Document to the holder of any Lien on such Property that is permitted described under clause (c) of the definition of Permitted Lien and permitted by Section 6.2; and

(iii) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

(b) In connection with a termination or release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrower’s expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Waivers and Release of Collateral.

Neither this Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, modified, extended, restated, replaced, or supplemented (by amendment, waiver, consent or otherwise) except in accordance with the provisions of this Section nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section. The Required Lenders may or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive or consent to the departure from, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, release, waiver or consent shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.8 which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that, it is understood and agreed that (A) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.7(b), nor any amendment of Section 2.7(b) or the definitions of Asset Disposition, Debt Issuance, Equity Issuance or Extraordinary Receipt, shall constitute a reduction of the amount of, or an extension of the scheduled date of, the scheduled date of maturity of, or any installment of, any Loan or Note, (B) any reduction in the stated rate of interest on the Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Term Loan; or

(ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

(iii) release the Borrower or all or substantially all of the Guarantors from obligations under the Guaranty, without the written consent of all of the Lenders and Hedging Agreement Providers; or

(iv) release all or substantially all of the Collateral without the written consent of all of the Lenders and Hedging Agreement Providers; or

(v) subordinate the Loans to any other Indebtedness without the written consent of all of the Lenders; or

(vi) permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or other Credit Documents without the written consent of all of the Lenders; or

(vii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of the Required Lenders or all the Lenders as appropriate; or

(viii) amend, modify or waive the order in which Credit Party Obligations are paid or in a manner that would alter the pro rata sharing of payments by and among the Lenders in Section 2.11(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

(ix) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent; or

(x) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Hedging Agreement directly affected thereby; or

(xi) amend the definitions of “Hedging Agreement,” “Secured Hedging Agreement,” or “Hedging Agreement Provider” without the consent of any Hedging Agreement Provider that would be adversely affected thereby.

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent in addition to the Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower and the other Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9) which does not increase the obligations of any of the Credit Parties under the Credit Documents.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (a) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (b) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 9.2 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)  If to the Borrower or any other Credit Party:

c/o CapLease, LP
1065 Avenue of the Americas
New York, New York 10018
Attention: General Counsel
Telephone: (212) 217-6300
Fax: (212) 217-6301

(ii) If to the Administrative Agent:

Wachovia Bank, National Association, as Administrative Agent

Wachovia Bank, National Association
301 South College Street, 6th Floor
Charlotte, North Carolina 28288-0174
Attention:  Jack Altmeyer
Telephone:  (704) 715-8122
Fax:  (704) 715-0065

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

Section 9.5 Payment of Expenses and Taxes; Indemnity.

(a) Costs and Expenses. The Borrower and each Guarantor, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The Administrative Agent agrees that its reasonable out-of-pocket expenses due from the Credit Parties with respect to this Agreement and the Credit Documents arising from the Administrative Agent’s preparation, execution, delivery and administration of, and any waiver or modification (whether or not effective) to the Credit Documents shall not exceed $75,000. For the avoidance of doubt, the foregoing limit on expenses shall not include the reasonable fees, expenses, disbursements and other changes of Administrative Agent’s counsel, any costs, expenses or other amounts related to enforcement of this Agreement or any other Credit Document (including without limitation any actions taken or costs incurred after the occurrence of any Default or Event of Default) or any third party fees or expenses, including without limitation amounts related to due diligence with respect to the Credit Parties, their Subsidiaries, any of their assets or any other information, services or reports requested by the Administrative Agent.

(b) Indemnification by the Borrower. The Borrower and each Guarantor, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability under Environmental Law related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Any Indemnitee shall endeavor to give the Borrower prompt written notice of any third party claims against Indemnitee for which Indemnitee expects to seek indemnification hereunder and the Borrower and Indemnitee shall cooperate with respect to the defense of such claim, provided, however, Indemnitee’s failure to promptly deliver notice of such third party claim shall in not affect the Borrower’s obligation to indemnify Indemnitee.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.12.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor.

Section 9.6 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Term Loan Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.14 and 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Cooperation of Credit Parties. Each of the Credit Parties shall use its commercially reasonable efforts to assist the Lenders in participating, syndicating, rating or securitizing all or any portion of the Term Loans, including without limitation creating senior subordinate notes or other structures reasonably requested by the Lenders.

Section 9.7 Right of Set-off; Sharing of Payments.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(c) Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 9.8 Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

Section 9.9 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.10 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11 Integration.

This Agreement and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

Section 9.12 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.13 Consent to Jurisdiction; Service of Process and Venue.

(a) Consent to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of North Carolina sitting in Mecklenburg County and of the United States District Court of the Western District of North Carolina and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina sitting State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(b) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c) Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.14 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document or Secured Hedging Agreement or any action or proceeding relating to this Agreement, any other Credit Document or Secured Hedging Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.15 Acknowledgments.

The Borrower and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

Section 9.16 Waivers of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17 Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties, which information includes the name and address of the Borrower and the other Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Credit Parties in accordance with the Patriot Act.

Section 9.18 Resolution of Drafting Ambiguities.

Each Credit Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Agreement and the other Credit Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 9.19 Continuing Agreement.

This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Credit Party Obligations (other than those obligations that expressly survive the termination of this Credit Agreement) have been paid in full and all Commitments have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than those obligations that expressly survive the termination of this Credit Agreement) under the Credit Documents and the Administrative Agent shall, at the request and expense of the Borrower, deliver all the Collateral in its possession to the Borrower and release all Liens on the Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Administrative Agent shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

ARTICLE X

GUARANTY

Section 10.1 The Guaranty.

In order to induce the Lenders to enter into this Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Secured Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Hedging Agreement Providers as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the indebtedness becomes due and payable hereunder or under any Secured Hedging Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection. The word “indebtedness” is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Credit Party Obligations, arising in connection with this Agreement, the other Credit Documents or any Secured Hedging Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 10.2 Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrower upon the occurrence of any Bankruptcy Event and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3 Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Hedging Agreement Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4 Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

Section 10.5 Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

Section 10.6 Reliance.

It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Provider to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7 Waiver.

(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s or any Hedging Agreement Provider’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Hedging Agreement Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

Section 10.8 Limitation on Enforcement.

The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

Section 10.9 Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	CAPLEASE, LP By: CLF OP General Partner LLC, its general partner By: Capital Lease Funding, Inc., its sole member By: /s/ Robert C. Blanz Name: Robert C. Blanz Title: Senior Vice President

(signature pages continue)

GUARANTORS:	CAPITAL LEASE FUNDING, INC., By: /s/ Robert C. Blanz Name: Robert C. Blanz Title: Senior Vice President

(signature pages continue)

CAPLEASE SERVICES CORP.

By:  /s/ Robert C. Blanz
Name:   Robert C. Blanz
Title:  Senior Vice President

(signature pages continue)

CAPLEASE DEBT FUNDING, LP

By: CLF OP General Partner LLC,
its general partner

By: Capital Lease Funding, Inc.,
its sole member

By:  /s/ Robert C. Blanz
Name:   Robert C. Blanz
Title:  Senior Vice President

(signature pages continue)

CAPLEASE INVESTMENT MANAGEMENT LLC

By: Capital Lease Funding, Inc.,
its sole member

By:  /s/ Robert C. Blanz
Name:  Robert C. Blanz
Title:  Senior Vice President

(signature pages continue)

CLF OP GENERAL PARTNER LLC

By: Capital Lease Funding, Inc.,
its sole member

By:  /s/ Robert C. Blanz
Name:  Robert C. Blanz
Title:  Senior Vice President

(signature pages continue)

CAPLEASE CREDIT LLC

By: CapLease, LP,
its sole member

By: CLF OP General Partner LLC,
its general partner

By: Capital Lease Funding, Inc.,
its sole member

By:  /s/ Robert C. Blanz
Name:   Robert C. Blanz
Title:   Senior Vice President

(signature pages continue)

EVA LLC

By: CLF Real Estate LLC,
its sole member

By: CapLease, LP,
its sole member

By: CLF OP General Partner LLC,
its general partner

By: Capital Lease Funding, Inc.,
its sole member

By:  /s/ Robert C. Blanz
Name:   Robert C. Blanz
Title:  Senior Vice President

(signature pages continue)

CLF HOLDING COMPANY LLC

By: CapLease, LP,
its sole member

By: CLF OP General Partner LLC,
its general partner

By: Capital Lease Funding, Inc.,
its sole member

By:  /s/ Robert C. Blanz
Name:   Robert C. Blanz
Title:  Senior Vice President

(signature pages continue)

ADMINISTRATIVE AGENT
AND LENDER:
WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent on
behalf of the Lenders and as a Lender

By:  /s/ Edwin W. Blee
Name:   Edwin W. Blee
Title:  Vice President

(signature pages end)